Exhibit 10.1

DYNAMICS RESEARCH CORPORATION

2011 EMPLOYEE STOCK PURCHASE PLAN

1.           Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.           Definitions.

(a)           “Board” shall mean the Board of Directors of Dynamics Research Corporation.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” shall mean the Common Stock of Dynamics Research Corporation.

(d)           “Company” shall mean Dynamics Research Corporation, a Massachusetts corporation, and any Designated Subsidiary of the Company.

(e)           “Compensation” shall mean all base straight time gross earnings, commissions, overtime, and shift premium exclusive of payments for incentive compensation, incentive payments, bonuses and other compensation.

(f)           “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board or its committee appointed pursuant to Section 14 from time to time in its sole discretion as eligible to participate in the Plan.

(g)           “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)           “Enrollment Date” shall mean the first day of each Offering Period.

(i)           “Exercise Date” shall mean the last day of each Offering Period.

(j)           “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of such determination (or, if such day was not a Trading Day, for the next preceding date that was a Trading Day) as reported in The Wall Street Journal or such other source as the Board or its committee appointed pursuant to Section 14 deems reliable, or;

(2)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination (or, if such day was not a Trading Day, for the next preceding date that was a Trading Day) as reported in The Wall Street Journal or such other source as the Board or its committee appointed pursuant to Section 14 deems reliable, or;

(3)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board or its committee appointed pursuant to Section 14.

(k)           “Offering Period” shall mean, except as otherwise provided pursuant to

Section 4, four (4) periods of approximately three (3) months each, during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day and terminating on the last Trading Day in the period, as follows: the period beginning May 1 and ending July 31 of the same year, the period beginning August 1 and ending October 31 of the same year, the period beginning November 1 and ending January 31 of the following year, or the period beginning February 1 and ending April 30 of the following year; provided, however, that the first Offering Period shall begin on the first Trading Day after the effectiveness of a registration statement covering the offer and sale of Common Stock under the Plan.  The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)           “Plan” shall mean this Employee Stock Purchase Plan.

(m)           “Purchase Price” shall mean an amount equal to ninety-five percent (95%), or such other percentage (but not less than eighty-five percent (85%)) of the Fair Market Value of a share of Common Stock on the Exercise Date as the Board or its committee appointed pursuant to Section 14 shall determine; provided however, that the Purchase Price (including the date for determination thereof) may be determined for subsequent Offering Periods by the Board or its committee appointed pursuant to Section 14 subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

(n)           “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o)           “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p)           “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.           Eligibility.

(a)           An Employee is eligible to participate for any Offering Period from the first day of employment.

(b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)           Non-U.S. Employees.  Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.           Offering Periods.   The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1, August 1, November 1 and February 1 each year and ending on the last Trading Day on or before July 31, October 31, January 31 and April 30.  The Board or its committee appointed pursuant to Section 14 shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.           Participation.

(a)           An eligible Employee may become a participant in the Plan at any time, by completing a required enrollment process . All Employees participating in the Plan for an Offering Period shall have the same rights and privileges except as otherwise permitted under Section 423(b)(5) of the Code.

(b)           Payroll deductions for a participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.           Payroll Deductions and Contributions.

(a)           At the time a participant files his or her subscription agreement in such paper or electronic form as may be provided, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)           All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages.  The Board or its committee appointed pursuant to Section 14, in its sole discretion, may permit Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period.

(c)           A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.  Also, a participant may at any time during an Offering Period (but only once during any Offering Period) reduce by one or more whole percentage points his or her specified payroll deduction percentage as to future withholdings during the period.  A participant who reduces his or her specified payroll deduction percentage in an Offering Period pursuant to the immediately preceding sentence but who does not withdraw from the Plan shall continue to be a participant for the Offering Period.  The subscription agreement of a participant described in this subsection shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.  Payroll deductions shall recommence at the rate provided in such participants subscription agreement at the beginning of the next Offering Period, unless participation is terminated as provided in Section 10 hereof.

(e)           At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of or there is otherwise a taxable event with respect to the option or stock, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participants compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.           Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participants account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 250shares (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option, except to the extent exercised, shall expire on the last day of the Offering Period.

8.           Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.           Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option.

10.           Withdrawal.

(a)           A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan prior to exercise by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participants option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement

(b)           A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.           Termination of Employment.  Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.           Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two hundred and fifty thousand (250,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)           The participant shall have no interest or voting right in shares covered by his option until such option has been exercised and the shares are issued.  Prior to such issuance a participant shall only have the rights of an unsecured creditor of the Company.

(c)           Shares purchased by a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as determined by the participant.

14.           Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.           Designation of Beneficiary.

(a)           A participant may file a written designation, in such form and manner as the Company may determine, of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice in such form and manner as the Company may determine. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participants death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.           Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose until they are invested as provided herein, and the Company shall not be obligated to segregate such payroll deductions.

18.           Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Sale.

(a)           Changes in Capitalization.  The Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or its committee appointed pursuant to Section 14, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or its committee appointed pursuant to Section 14. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board or its committee appointed pursuant to Section 14 shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor-corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board or its committee appointed pursuant to Section 14 shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participants option has been changed to the New Exercise Date and that the participants option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.           Amendment or Termination.

(a)           The Board or its committee appointed pursuant to Section 14 may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board or its committee appointed pursuant to Section 14 on any Exercise Date if the Board or its committee appointed pursuant to Section 14 determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. If an Offering Period is terminated prior to expiration, all amounts then credited on participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon).  To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)           Without limiting the generality of subsection (a) above, the Board or its committee shall be entitled, without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected”, to: change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.  Notwithstanding the foregoing, no Offering Period shall be longer than twenty-seven (27) months.

20.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.           Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date of such adoption or approval unless sooner terminated under Section 19 hereof.

23.           Stockholder Approval.  The Plan will be submitted for approval by the stockholders of the Company.  If the stockholders of the Company do not approve the Plan within 12 months of its adoption by the Board of Directors, the Plan shall be deemed terminated upon such 12 month anniversary but the options granted under the Plan that were previously exercised shall not be deemed invalid, regardless of any change in the tax treatment thereof.

24.           Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

25.        Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

26.        Section 409A.  The provisions of this Plan are intended and shall be interpreted and administered so as to be exempt from Section 409A of the Code, but the Company makes no representation or warranty to that effect.